UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 23, 2017

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FLUIDIGM CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the recommendation of the nominating and corporate governance committee, the Board of Directors (the “Board”) of Fluidigm Corporation (the “Company”) appointed Carlos Paya, M.D., Ph.D., as a Class II director and a member of the nominating and corporate governance committee of the Board, and Nicolas Barthelemy as a Class III director and a member of the compensation committee of the Board, on March 23, 2017, with such appointments to be effective immediately.  Dr. Paya and Mr. Barthelemy fill the vacancies created by an increase in the size of the Board from six to eight members. Dr. Paya’s term of office will expire at the Company’s 2018 annual meeting of stockholders or until his successor has been elected and qualified, and Mr. Barthelemy’s term of office will expire at the Company’s 2019 annual meeting of stockholders or until his successor has been elected and qualified.

Dr. Paya and Mr. Barthelemy are each eligible to participate in the compensation program applicable to all non-employee directors, which is described in more detail under the heading “Compensation for Non-Employee Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2016 and incorporated herein by reference.

Each of Dr. Paya and Mr. Barthelemy has entered into the Company’s standard form of indemnification agreement pursuant to which the Company will indemnify each of them for certain actions taken in their capacities as directors. A copy of the Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on January 28, 2011 as Exhibit 10.1 to Amendment No. 3 to Registration Statement on Form S-1 and is incorporated herein in its entirety by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: March 27, 2017	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, Legal Affairs, General Counsel, Chief Compliance Officer and Secretary